UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 29, 2018

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

97470810.2 0059466-00002    1

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01                                           Other Events.

Pricing of Secondary Public Offering of Common Stock

On June 29, 2018, Profire Energy, Inc. (the “Company”) issued a press release announcing the pricing of a secondary public offering (the “Offering”) of 7,500,000 shares of its common stock, to be sold by certain of the Company’s stockholders (the “Selling Stockholders”) at a public offering price of $3.25 per share to a syndicate of underwriters led by sole book-running manager Roth Capital Partners. Lake Street Capital Markets and Chardan are acting as co-managers in the Offering. The Offering of 7,500,000 shares of common stock is expected to settle on July 3, 2018, subject to customary closing conditions. The Company is not selling any shares of its common stock in this Offering and will not receive any proceeds from the sale of the shares by the Selling Stockholders. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 8.01.

Item 8.01	Financial Statements and Exhibits
Exhibit Number	Description
99.1	Press Release of Profire Energy, Inc., dated June 29, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: June 29, 2018	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

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